Nondisclosure Agreement

This agreement (“Agreement”) is entered into and effective as of 6th day of February, 2007, between Precision Metal Manufacturing, Inc (a Colorado Corporation) located at 12555 West 52nd Avenue, Arvada, Colorado 80002 and Back 2 Health, Ltd. located at 5373 North Union Bvld., Colorado Springs, Colorado  80918 (hereinafter collectively referred to as “the Parties”).

WHEREAS, the Parties contemplate entering into a business relationship regarding materials production: and

WHEREAS, Back 2 Health, Ltd. needs to disclose certain information to Precision Metal Manufacturing, Inc. regarding the potential business relationship:

NOW THEREFORE, in consideration of the disclosure of Proprietary Information (as defined herein) to Precision Metal Manufacturing, Inc. the Parties agree as follows:

1.

Definition:

“Information” is defined as communications or data including, but not limited to, business information, marketing plans, technical or financial information, customer lists or proposals, trademark filings, patent applications, sketches, models, samples, drawings, specifications, whether conveyed in oral, written, graphic, or electromagnetic form or otherwise.

“Party” is defined as either entity executing this Agreement and any subsidiary, division, or parent company of such entity.

“Proprietary Information” is defined as that information owned or possessed by Back 2 Health Ltd. that Back 2 Health, Ltd. desires to protect as confidential against unrestricted disclosure or improper competitive use, and that is designated as such in the manner provided by this Agreement.

2.

All information that is disclosed by Back 2 Health, Ltd. (“Disclosing Party”) to Precision Metal Manufacturing, Inc. (“Receiving Party”) and that is to be protected hereunder by the Receiving Party as Proprietary Information:

(a)  in writing or other tangible form, shall be conspicuously labeled as “proprietary”,  “confidential”, or with words of similar importance at the time of delivery; and

(b)  if oral, shall concern only topics and scope agreed in advance, in writing, and shall be identified as “proprietary” or “confidential” prior to disclosure, and after disclosure shall be summarized in writing or other tangible form promptly, but in no event later than twenty (20) business days thereafter, and the summary shall be delivered to the Receiving Party consistent with Subparagraph 2(a) hereof.

3.

Proprietary Information of the Disclosing Party shall remain the property of the Disclosing Party.  Proprietary Information of the Disclosing Party shall be treated and safeguarded hereunder by the Receiving Party for a period of five (5) years from the date of disclosure.  The Receiving Party warrants that it applies reasonable safeguards against the unauthorized disclosure of Proprietary Information and that it will protect such Proprietary Information at least as securely as it protects it own Proprietary Information.

4.

The Receiving Party agrees that (i) the documents provided to the Receiving Party hereunder containing Proprietary Information of the Disclosing Party shall be used by the Receiving Party solely for the purpose of evaluating its interest in the business arrangements described or performing a future agreement between the parties; (ii) it will not use such documents disclosed hereunder for any other purpose; and (iii) it will not distribute, disclose, or disseminate Proprietary Information to anyone except its employees with a need to know who are involved in the consideration or performance of the business arrangements described herein.

5.

This Agreement shall not apply to Information that:

(a)

is in or enters the public domain, through no fault of the Receiving Party; or

(b)

is or has been disclosed by the Disclosing Party to the other Party or the third party without restriction; or

(c)

is already in the possession of the Receiving Party, without restriction and prior to disclosure of the information hereunder; or

(d)

is or has been lawfully disclosed by a third party to the Receiving Party without an obligation of confidentiality; or

(e)

is developed by the Receiving Party independently of any breach of this Agreement; or

(f)

the applicable period of confidentiality pursuant to Paragraph 3 has ended.

Each Party may disclose any Proprietary Information to the extent that such Party has been advised by counsel that such disclosure is necessary to comply with the laws or regulations, provided that each Party shall give the other Party reasonable advance notice of such proposed disclosure, shall use its best efforts to assist Disclosing Party to secure confidential treatment of any such Proprietary Information and shall advise the other Party in writing of the manner of the disclosure.

6.

This Agreement shall terminate five (5) years from the date first written above, or upon ten (10) days written notice by either Party except the obligations of confidentiality pursuant to Paragraph 3, and the terms of Paragraph 4, shall continue for the period specified in Paragraph 3.

7.

Neither this Agreement nor the disclosure or receipt of Information shall constitute or imply a commitment by either Party with respect to present or future business arrangements or other subject matter not expressly set forth herein.

8.

The Receiving Party shall have, or shall enter into, agreements with its parent, divisions, subsidiary companies, and consultants that will safeguard the Proprietary Information disclosed hereunder consistent with the terms of this Agreement.  With respect to employees, the Receiving Party shall advise all employees who will have access to Proprietary Information as to their obligations contained herein.

9.

Except as expressly provided herein, no license or right is granted by the Disclosing Party to the Receiving Party under any patent, patent application, trademark, copyright, software, or trade secret.

10.

Any amendment to this Agreement must be in writing and signed by authorized officers of each Party.  No failure or delay in exercising any right under this Agreement shall operate as a waiver thereof.

11.

At the Disclosing Party’s request, all Proprietary Information of the Disclosing Party in tangible form that is in the possession of the Receiving Party shall be returned to the Disclosing Party or destroyed.

12.

Each Party agrees that it will not disclose the subject matter or terms of this Agreement or the discussions between the Parties without the written consent of the other Party.

13.

This Agreement shall be governed by the laws of the State of Colorado.

14.

If any provision of this Agreement shall be deemed invalid, unenforceable, or illegal, or if the period during which this Agreement is to remain effective is found to exceed the legally permissible period, then notwithstanding such invalidity, unenforceability, or illegality the remainder of this Agreement shall continue in full force and effect during the maximum period legally permissible.

15.

A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete agreement between the Parties.  Facsimile signatures shall be deemed the equivalent of original signatures.

16.

If a dispute relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to arbitration by the American Arbitration Association (“AAA”).  Each party shall bear its own expenses and an equal share of the expenses of the mediator or arbitrator and the fees of the AAA.  All defenses based on passage of time shall be suspended pending the termination of the mediation or arbitration.  Nothing in this clauses shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation or arbitration.

17.

The Parties have read, agree to, and understand the above conditions.

Back 2 Health, Ltd.

PRECISION METAL MANUFACTURING, INC.

Company Name

/s/John B. Quam

/s/ Brian J. Cirbo

Company Representative Signature

Company Representative Signature

John B. Quam

Brian J. Cirbo

Print Company Representative Name

Print Company Representative Name

President

Vice President

Company Representative Title

Company Representative Title

02/06/07

02/06/07

Date

Date